Exhibit 10.1

[LETTERHEAD OF INPRISE CORPORATION]

September 11, 2000

Mr. Roger A. Barney
[ADDRESS INTENTIONALLY OMITTED]

Dear Roger,

     In connection with the Employment Agreement (the "Agreement") dated June 5, 2000 between you and Inprise Corporation ("INPRISE"), subject to the approval of the Compensation Committee of the INPRISE Board of Directors, the following terms are amended as described below.

     The options are subject to the standard terms and conditions of INPRISE'S 1997 Stock Option Plan, including four year vesting, with six forty-eighths (6/48) of these shares vesting six (6) months following June 12, 2000, the start date of employment pursuant to the Agreement and the remaining shares vesting monthly over the following three and one-half (3 1/2) years. Notwithstanding the foregoing, in the event that INPRISE is acquired or is subject to a change in control, the vesting of the options will be accelerated and the options shall be exercisable in full in accordance with the terms of the 1997 Stock Option Plan. For these purposes, an "acquisition of the company" shall mean a merger or other transaction in which INPRISE or substantially all of its assets is sold or merged and as a result of such transaction, the holders of INPRISE'S common stock prior to such transaction do not own or control a majority of the outstanding shares of the successor corporation and a "change of control" shall mean the election of nominees constituting a majority of INPRISE'S Board of Directors which nominees were not approved by a majority of INPRISE'S Board of Directors prior to such election or the acquisition by a third party of twenty percent (20%) or more of INPRISE'S outstanding shares which acquisition was without the approval of a majority of the Board of Directors of INPRISE in office prior to such acquisition.

     Other than as expressly modified above, all of the other terms and conditions of the Agreement dated June 5, 2000 will remain in full force and effect without modification.

        Sincerely,

        INPRISE CORPORATION

        By:    /s/ Dale L. Fuller
               -----------------------------------
               Dale L. Fuller

               Interim President and Chief Executive Officer

        AGREED AND ACCEPTED ON
        THIS 11TH DAY OF SEPTEMBER 2000

        /s/ Roger A. Barney
        -----------------------------------
        Roger A. Barney